Exhibit 99.1

FOR IMMEDIATE RELEASE

November 8, 2013

Greektown Superholdings, Inc. Reports Third Quarter 2013 Financial Results

DETROIT, November 8, 2013 – Greektown Superholdings, Inc. (“Greektown” or the “Company”) today reported financial results for its third quarter ended September 30, 2013. Financial highlights for the third quarter include:

•	Net revenues for the three months ended September 30, 2013 were $73.5 million compared to $79.5 million for the same quarter of 2012, a decrease of 7.6%.

•	Income from operations for the third quarter decreased to $5.6 million compared to $9.8 million a year ago.

•	Net loss attributable to Greektown Superholdings, Inc. decreased to $5.9 million compared to $6.7 million a year ago.

•	EBITDA(1) decreased to $11.6 million in the third quarter of 2013 from $17.1 million in the same quarter of 2012. EBITDA for the third quarter of 2013 included approximately $0.8 million of costs related to the Company’s ownership transition.

Due to the significance of the ownership interest in Greektown acquired by Athens Acquisition LLC in April 2013, Greektown’s assets and liabilities were revalued based on their fair values, effective as of April 1, 2013. Accordingly, a new basis of accounting has been established and, for accounting purposes, the old entity (referred to as the “Predecessor” in the accompanying financial statements) has been terminated and a new entity (referred to as the “Successor”) has been created. In addition, the revaluation of assets and liabilities resulted in reduced depreciation and amortization expense and other non-operating expenses and a premium on the Senior Secured Notes.

(1) EBITDA (earnings before interest, taxes, depreciation and amortization) is a measurement not in accordance with U.S. Generally Accepted Accounting Principles (GAAP) but is commonly used in the gaming industry as a measure of performance and as a basis for valuation of gaming companies. Reconciliation of net loss to EBITDA is attached to this release. EBITDA is a supplemental financial measure used by management, as well as industry analysts, to evaluate our operations. However, EBITDA should not be construed as an alternative to income from operations (as an indicator of our operating performance) or to cash flows from operating activities (as a measure of liquidity) as determined in accordance with GAAP. Not all companies calculate EBITDA in the same manner. As a result, the Company’s EBITDA may not be comparable to similarly titled measures presented by other companies.

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About Greektown Superholdings, Inc.

Greektown Superholdings, Inc. operates, through its subsidiaries, the Greektown Casino-Hotel. Located in the heart of Detroit’s Greektown Dining and Entertainment District, Greektown Casino-Hotel opened on November 10, 2000. Greektown Casino-Hotel offers such amenities as Brizola, The Market District, Asteria, The Fringe, Shotz Sports Bar & Grill, Bistro 555 and a VIP lounge for players. Greektown Casino-Hotel opened its 400-room hotel tower in February 2009, and opened a new 900 space valet parking garage in February 2013. For more information, visit greektowncasinohotel.com.

Safe Harbor Statement

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and may include, but are not limited to, statements about capitalization and performance of Greektown. All forward-looking statements involve risks and uncertainties. All statements contained herein that are not clearly historical in nature are forward-looking, and words such as “anticipate,” “expect,” “will,” “continue,” or other similar words or phrases are generally intended to identify forward-looking statements. Any forward-looking statement contained herein, in other press releases, written statements or documents filed with the Securities and Exchange Commission are subject to known and unknown risks, uncertainties and contingencies, and there can be no assurance that the expected benefits of our new projects will be realized. Many of these risks, uncertainties and contingencies are beyond Greektown’s control, and may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Any forward-looking statements in this release speak only as of the date of this release, and Greektown undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

Media Contact:

Greektown Superholdings, Inc.

John Truscott

517-485-9320

jtruscott@truscottrossman.com

Investor Contact:

Greektown Superholdings, Inc.

Glen Tomaszewski

Senior Vice President, Chief Financial Officer and Treasurer

313-223-2999, ext. 5467

gtomaszewski@greektowncasino.com

Greektown Superholdings, Inc.
Consolidated Statements of Operations (unaudited)
(In Thousands, except share and per share data)

	Successor	Predecessor	Successor	Predecessor
	Three Months Ended September 30,	Three Months Ended September 30,	Six Months Ended September 30,	Three Months Ended March 31,	Nine Months Ended Septebmer 30,
	2013	2012	2013	2013	2012
Revenues
Casino	$77,209	$83,612	$162,452	$85,613	$266,841
Food and beverage	5,569	5,232	11,763	5,939	17,497
Hotel	3,275	3,257	6,686	3,070	9,317
Other	1,660	1,350	3,184	1,491	4,048
Gross revenues	87,713	93,451	184,085	96,113	297,703
Less promotional allowances	14,236	13,999	30,906	15,035	42,883
Net revenues	73,477	79,452	153,179	81,078	254,820

Operating expenses
Casino	18,546	19,228	37,573	19,649	60,658
Gaming taxes	16,683	18,071	35,071	18,552	57,515
Food and beverage	4,113	3,377	8,374	4,287	12,142
Hotel	2,689	2,555	5,321	2,685	7,665
Marketing, advertising, and entertainment	2,294	1,746	4,556	2,014	5,540
Facilities	5,186	4,982	10,344	5,389	15,089
Depreciation and amortization	6,142	7,443	12,500	7,595	24,623
General and administrative expenses	11,297	12,122	24,357	12,036	36,512
Ownership transition expenses	777	—	1,673	2,964	—
Other	168	112	311	131	275
Operating expenses	67,895	69,636	140,080	75,302	220,019
Income from operations	5,582	9,816	13,099	5,776	34,801

Other income/(expenses)
Interest expense, net	(12,727)	(12,657)	(25,456)	(12,755)	(37,908)
Amortization of finance fees and accretion of premium/discount on senior notes	2,786	(1,929)	5,506	(2,007)	(5,610)
Refinancing expense	—	—	(157)	(235)	—
Other (expense) income	(112)	(209)	155	(188)	(298)
Total other expense, net	(10,053)	(14,795)	(19,952)	(15,185)	(43,816)

Loss before provisions for income taxes	(4,471)	(4,979)	(6,853)	(9,409)	(9,015)

Income tax expense – current	(74)	(74)	(148)	(64)	(220)
Income tax expense – deferred	(1,499)	(1,682)	(2,998)	(1,682)	(5,046)
Net loss	$(6,044)	$(6,735)	$(9,999)	$(11,155)	$(14,281)

Net loss attributable to noncontrolling interest	(145)	—	(835)	—	—

Net loss attributable to Greektown Superholdings, Inc.	$(5,899)	$(6,735)	$(9,164)	$(11,155)	$(14,281)

Loss per share attributable to Greektown Superholdings, Inc.:
Basic	$(60.38)	$(72.68)	$(105.16)	$(100.10)	$(183.78)
Diluted	$(60.38)	$(72.68)	$(105.16)	$(100.10)	$(183.78)

Weighted average common shares outstanding	168,770	151,716	168,770	154,312	147,763
Weighted average common and common equivalent shares outstanding	168,770	151,716	168,770	154,312	147,763

Greektown Superholdings, Inc.
Consolidated Balance Sheets
(In Thousands, except share and per share data)

	Successor	Predecessor
	September 30,	December 31,
	2013	2012
	(unaudited)

Assets
Current assets:
Cash and cash equivalents	$34,975	$49,442
Accounts receivable – gaming, net	686	710
Accounts receivable – other, net	1,321	1,397
Inventories	448	458
Prepaid expenses	5,474	3,902
Prepaid Michigan Gaming Control Board annual fee	1,160	9,104
Prepaid municipal services fees	226	3,411
Deposits	881	1,632
Total current assets	45,171	70,056

Property, building, and equipment, net	339,583	342,417

Other assets:
Financing fees - net of accumulated amortization	—	8,235
Deposits and other assets	30	30
Casino development rights	185,700	117,800
Trade names	13,230	26,300
Rated player relationships - net of accumulated amortization	16,470	34,500
Goodwill	117,107	110,252

Total assets	$717,291	$709,590

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	8,071	17,503
Accrued interest	12,672	25,125
Accrued expenses and other liabilities	10,303	9,858
Current portion of revolving credit facility	3,000	3,000
Total current liabilities	34,046	55,486

Long-term liabilities:
Other accrued income taxes	9,386	9,165
Leasehold liability	1,940	—
Revolving credit facility, less current portion	10,500	12,000
Senior secured notes - net	406,444	371,843
Obligation under capital lease	4,725	2,472
Deferred income taxes	39,692	16,821
Total long-term liabilities	472,687	412,301

Total liabilities	506,733	467,787

Shareholders' equity (members' deficit):
Series A-1 preferred stock at $0.01 par value;
1,688,268 shares authorized, 1,463,535 shares issued and outstanding at September 30, 2013 and December 31, 2012	131,718	185,396
Series A-2 preferred stock at $0.01 par value;
645,065 shares authorized, 162,255 shares issued and outstanding at September 30, 2013 and December 31, 2012	14,603	20,551
Series A-1 preferred warrants at $0.01 par value;
202,511 shares issued and outstanding at September 30, 2013 and December 31, 2012	18,226	25,651
Series A-2 preferred warrants at $0.01 par value;
460,587 shares issued and outstanding at September 30, 2013 and December 31, 2012	41,453	58,342
Series A-1 common stock at $0.01 par value;
4,354,935 shares authorized, 152,054 shares issued and outstanding at September 30, 2013 and December 31, 2012	1	1
Series A-2 common stock at $0.01 par value; 645,065 shares authorized, no shares issued	—	—
Additional paid-in capital	10,275	14,429
Accumulated deficit	(9,163)	(62,567)
Total Greektown Superholdings, Inc. shareholders' equity	207,113	241,803
Noncontrolling interest	3,445	—
Total shareholders' equity	210,558	241,803
Total liabilities and shareholders' equity	$717,291	$709,590

Greektown Superholdings, Inc.
Consolidated Statements of Cash Flows (unaudited)
(In Thousands)

	Successor	Predecessor
	Six Months Ended September 30,	Three Months Ended March 31,	Nine Months Ended September 30,
	2013	2013	2012
Operating activities
Net loss	$(9,999)	$(11,155)	$(14,281)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	12,500	7,595	24,623
Amortization of finance fees and accretion of (premium) discount on senior notes	(5,506)	2,007	5,610
Deferred income taxes	2,998	1,682	5,046
Stock based compensation	871	198	589
Changes in current assets and liabilities:
Accounts receivable - gaming	(66)	90	(56)
Accounts receivable - other	341	(265)	(618)
Inventories	(11)	21	60
Prepaid expenses	8,092	1,465	9,548
Deposits	751	—	(1)
Accounts payable	(6,629)	(2,803)	2,732
Accrued interest	(6)	(12,447)	(12,466)
Accrued expenses and other liabilities	(4,167)	10,106	(4,585)
Net cash (used in) provided by operating activities	(831)	(3,506)	16,201

Investing activities
Capital expenditures	(1,101)	(7,529)	(22,347)
Net cash used in investing activities	(1,101)	(7,529)	(22,347)

Financing activities
Payments on revolving credit facility	(1,500)	—	—
Financing fees paid	—	—	(108)
Net cash used in financing activities	(1,500)	—	(108)

Net decrease in cash and cash equivalents	(3,432)	(11,035)	(6,254)
Cash and cash equivalents at beginning of period	38,407	49,442	50,754
Cash and cash equivalents at end of period	$34,975	$38,407	$44,500

Supplemental disclosure of cash flow information
Cash paid during the period for interest	$25,354	$25,126	$50,268
Cash paid during the period for income taxes	$—	$—	$—

Greektown Superholdings, Inc.
Reconciliation of Net Loss to EBITDA(1)
(In Thousands)

	Successor	Predecessor	Successor	Predecessor
	Three months ended September 30,	Three Months Ended September 30,	Six Months Ended September 30,	Three months ended March 31,	Nine months ended September 30,
	2013	2012	2013	2013	2012
Net loss	$(6,044)	$(6,735)	$(9,999)	$(11,155)	$(14,281)
Interest expense	9,941	14,586	19,950	14,762	43,518
Income tax expense	1,573	1,756	3,146	1,746	5,266
Depreciation and amortization	6,142	7,443	12,500	7,595	24,623
EBITDA (1)	$11,612	$17,050	$25,597	$12,948	$59,126

(1) EBITDA (earnings before interest, taxes, depreciation and amortization) is a measurement not in accordance with U.S. Generally Accepted Accounting Principles (GAAP) but is commonly used in the gaming industry as a measure of performance and as a basis for valuation of gaming companies. EBITDA is a supplemental financial measure used by management, as well as industry analysts, to evaluate our operations. However, EBITDA should not be construed as an alternative to income from operations (as an indicator of our operating performance) or to cash flows from operating activities (as a measure of liquidity) as determined in accordance with GAAP. Not all companies calculate EBITDA in the same manner. As a result, the Company’s EBITDA may not be comparable to similarly titled measures presented by other companies.